Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 25, 2013) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2013.

2013 First Quarter Results:

•	Net income of $4.6 million

•	Diluted earnings per share of $0.11

•	New contracts increased 37%

•	Homes delivered increased 24%

•	Backlog units and value increased 48% and 60%, respectively

•	Cash balance of $273 million

•	Net debt to net capital ratio of 38%

For the first quarter, the Company reported net income of $4.6 million and net income to common shareholders of $2.4 million, or $0.11 per diluted share, compared to a net loss of $3.2 million, or $0.17 per share during the first quarter of 2012. The current quarter net income to common shareholders consists primarily of pre-tax income of $5.8 million (exclusive of $0.9 million of impairment charges), partially offset by a $2.2 million non-cash fair value equity adjustment related to the previously announced redemption of 2,000 of our outstanding preferred shares which was completed on April 10, 2013.

New contracts for the first quarter were 1,047 - a 37% increase over the 764 recorded in 2012's first quarter. Homes delivered in the first quarter were 627, an increase of 24% from the 507 reported for the same period of 2012. Backlog of homes at March 31, 2013 had a sales value of $401 million, with an average sales price of $290,000 and backlog units of 1,385. At March 31, 2012 backlog sales value was $251 million, with an average sales price of $269,000 and backlog units of 933. M/I Homes had 135 active communities at March 31, 2013 compared to 122 at March 31, 2012 and 131 at December 31, 2012. The Company's cancellation rate was 15% in the first quarter of 2013 compared to 14% in 2012's first quarter.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are very pleased with our first quarter results - achieving our fourth consecutive quarter of net income and fourth consecutive quarter of at least 30% improvement in our new contracts. In addition, we ended the quarter with a strong backlog value of $401 million, representing a 60% improvement over last year. Our gross margin of 20.1% and our selling, general and administrative expense leverage of 15.3% both improved by over 200 basis points from last year's first quarter and our operating margin of 4.8% is the highest level we have achieved since 2006.”

Mr. Schottenstein continued, “Our financial condition remains strong. With the combination of improved operating conditions, our profitability and our plans for new community openings and future growth, we took important steps during the quarter to further strengthen our balance sheet by issuing $86 million of convertible debt and raising $55 million of equity while also announcing the redemption of half of our preferred stock. We ended the quarter with $273 million of cash, had no outstanding borrowings under our $140 million credit facility, and a 38% net debt to net capital ratio. With housing conditions continuing to improve, we are optimistic about our business and look for continued growth.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through April 2014.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 83,500 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes, and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Austin, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use adjusted EBITDA, a non-GAAP financial measure. For this measure, we have provided reconciliation to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measure. Please see the “Non-GAAP Financial Results / Reconciliation” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
New contracts	1,047	764
Average community count	133	122
Cancellation rate	15%	14%
Backlog units	1,385	933
Backlog value	$401,186	$251,379
Homes delivered	627	507
Average home closing price	$284	$249

Homebuilding revenue:
Housing revenue	$177,790	$126,078
Land revenue	4,527	731
Total homebuilding revenue	$182,317	$126,809

Financial services revenue	8,410	4,316

Total revenue	$190,727	$131,125

Cost of sales - operations	151,513	107,330
Cost of sales - impairment	900	95
Gross margin	38,314	23,700
General and administrative expense	15,979	12,457
Selling expense	13,109	11,011
Operating income	9,226	232
Interest expense	4,340	4,606
Income (loss) before income taxes	4,886	(4,374)
Expense (benefit) from income taxes	299	(1,188)
Net income (loss)	$4,587	$(3,186)
Excess of fair value over book value of preferred stock subject to redemption	$2,190	$—
Net income (loss) to common shareholders	$2,397	$(3,186)

Earnings (loss) per share:
Basic	$0.11	$(0.17)
Diluted	$0.11	$(0.17)

Weighted average shares outstanding:
Basic	22,273	18,772
Diluted	22,688	18,772

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	March 31,
	2013	2012
Assets:
Total cash and cash equivalents(1)	$272,551	$80,711
Mortgage loans held for sale	57,721	45,345
Inventory:
Lots, land and land development	255,934	254,609
Land held for sale	8,591	3,243
Homes under construction	245,074	185,242
Other inventory	68,041	46,964
Total inventory	$577,640	$490,058

Property and equipment - net	9,994	13,531
Investments in unconsolidated joint ventures	22,275	10,716
Other assets(2)	28,471	17,372
Total Assets	$968,652	$657,733

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$227,770	$239,118
Convertible senior subordinated notes due 2017	57,500	—
Convertible senior subordinated notes due 2018	86,250	—
Preferred stock - subject to redemption	50,352	—
Notes payable - other	10,316	5,881
Total Debt - Homebuilding Operations	$432,188	$244,999

Note payable bank - financial services operations	53,126	41,580
Total Debt	$485,314	$286,579

Accounts payable	57,071	41,068
Other liabilities	81,266	59,071
Total Liabilities	$623,651	$386,718

Shareholders' Equity	345,001	271,015
Total Liabilities and Shareholders' Equity	$968,652	$657,733

Book value per common share	$12.20	$9.10
Net debt/net capital ratio(3)	38%	43%

(1)	2013 and 2012 amounts include $9.5 million and $13.7 million of restricted cash and cash held in escrow, respectively.

(2)	2013 and 2012 amounts include gross deferred tax assets of $134.0 million and $142.0 million, respectively, net of valuation allowances of $134.0 million and $142.0 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended
	March 31,
	2013	2012
Adjusted EBITDA(1)	$15,963	$4,929

Cash flow provided by (used in) operating activities	$8,558	$(7,675)
Cash (used in) provided by investing activities	$(12,702)	$27,332
Cash provided by (used in) financing activities	$121,703	$(12,472)

Land/lot purchases	$44,381	$30,452
Land development spending	$15,728	$9,312
Land/lot sale proceeds	$4,527	$731

Financial services pre-tax income	$5,136	$2,068

Deferred tax valuation (benefit) expense	$(1,788)	$1,140

(1)	See "Non-GAAP Financial Results / Reconciliation" table below.

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended
	March 31,
Impairment by Region:	2013	2012
Midwest	$900	$95
Southern	—	—
Mid-Atlantic	—	—
Total	$900	$95

Abandonments by Region:
Midwest	$—	$2
Southern	—	7
Mid-Atlantic	—	22
Total	$—	$31

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended
	March 31,
	2013	2012
Net income (loss)	$4,587	$(3,186)
Add:
Income tax expense (benefit)	299	(1,188)
Interest expense net of interest income	4,055	4,237
Interest amortized to cost of sales	3,465	2,564
Depreciation and amortization	2,138	1,942
Non-cash charges	1,419	560
Adjusted EBITDA	$15,963	$4,929

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended
	March 31,
			%
Region	2013	2012	Change
Midwest	349	340	3%

Southern	378	214	77%

Mid-Atlantic	320	210	52%

Total	1,047	764	37%

HOMES DELIVERED
	Three Months Ended
	March 31,
			%
Region	2013	2012	Change
Midwest	232	233	—%

Southern	191	133	44%

Mid-Atlantic	204	141	45%

Total	627	507	24%

	BACKLOG
	March 31, 2013			March 31, 2012
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	535	$144	$270,000	494	$127	$257,000

Southern	528	$148	$280,000	245	$59	$242,000

Mid-Atlantic	322	$109	$339,000	194	$65	$336,000

Total	1,385	$401	$290,000	933	$251	$269,000

	LAND POSITION SUMMARY
	March 31, 2013			March 31, 2012
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,078	2,989	6,067	3,490	1,071	4,561

Southern	2,693	3,800	6,493	1,402	995	2,397

Mid-Atlantic	1,685	2,124	3,809	2,031	1,395	3,426

Total	7,456	8,913	16,369	6,923	3,461	10,384